UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2013

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David J. Hepfinger Employment Agreement

On March 8, 2013, with retroactive effect to March 1, 2013, Weis Markets, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with its President and Chief Executive Officer, David J. Hepfinger. The Employment Agreement has a five year term (the "Term") and supersedes and replaces Mr. Hepfinger's previous employment agreement with the Company, dated March 1, 2010. The Employment Agreement provides Mr. Hepfinger with the following compensation and benefits:

Annual base salary of no less than $836,000, subject to periodic review and adjustment by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board;
Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives;
A supplemental cash incentive under the Company's CEO Incentive Award Plan (the "Plan"), effective January 1, 2010, which remains in place with the new employment agreement and will work in tandem with the new employment agreement as it did with the previous employment agreement, as disclosed in the Company's Form 8-K filed on November 1, 2010 which is incorporated herein by reference;
Participation in any stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company for its senior executives;
Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company's senior management is eligible under any existing or future Company plan or program; and
A term life insurance policy with a death benefit of $1,000,000.

The Employment Agreement further provides that if the Board determines that Mr. Hepfinger has been incompetent or negligent in the performance of his duties or engaged in fraud or willful misconduct in a manner that caused or contributed to the need for a material restatement of the Company's financial results, and if the performance-based compensation paid under the Employment Agreement would have been lower if based on such restated results, then the Board and the Company will seek recoupment from Mr. Hepfinger of any portion of such performance-based compensation deemed appropriate.

In the event that Mr. Hepfinger's employment terminates due to a "Without Cause Termination" or is terminated by Mr. Hepfinger for "Good Reason," then, pursuant to the Employment Agreement, Mr. Hepfinger will be entitled to:

Earned but unpaid base salary as of the date of termination and any earned but unpaid bonuses for prior years (other than any bonuses payable under the Plan) ("Accrued Obligations");
Continued base salary, as in effect at termination, payable until the end of the Term; and
Payment, for the year of termination and for each subsequent calendar year or portion thereof during the remainder of the Term, of an amount (prorated in the case of any partial year) equal to the highest annual incentive bonus (not including any bonus paid under the Plan) received for any year in the two years preceding the date of termination.

For these purposes "Without Cause Termination" means a termination of employment by the Company other than due to "Disability" or the expiration of the Term and other than a "Termination for Cause." "Disability" means Mr. Hepfinger shall be disabled so as to be unable to perform for 180 days in any 365-day period, with or without reasonable accommodation, the essential functions of his positions under the Employment Agreement, as determined by Mr. Hepfinger or his representative. A "Termination for Cause" means a termination by the Company by the vote of the majority of the Board because Mr. Hepfinger (a) has been convicted of, or has entered a plea of nolo contendere to, a criminal offense involving moral turpitude, or (b) has willfully continued to fail to substantially perform his duties with the Company after a written demand for substantial performance is delivered by the Board, or (c) has committed an improper action resulting in personal enrichment at the expense of the Company, or (d) has engaged in illegal or gross misconduct that is materially and demonstrably injurious to the Company, or (e) has violated his representations or duties under the Employment Agreement.

In the event of his Disability, the Company may remove Mr. Hepfinger from employment, in which case, pursuant to the Employment Agreement, Mr. Hepfinger will be entitled to:

Accrued Obligations;
Continued base salary, offset by any amounts otherwise payable under the Company's disability program, at the rate of 50% of base salary as of the date of disability, payable until the end of the Term; and
A bonus for the year of disability equal to the amount determined by the Company in good faith to be the amount of bonus that Mr. Hepfinger would have received if he had been employed throughout the bonus year, which will be prorated on a daily basis as of the date of disability.

In the event of his death, pursuant to the Employment Agreement, Mr. Hepfinger will be entitled to:

Accrued Obligations as of the date of death payable in full; and
From the date of death until the end of the Term, base salary payments, at the rate of 50% of base salary as of the date of death, to Mr. Hepfinger's surviving spouse and, following the death of his spouse, to his estate.

In the event that Mr. Hepfinger's employment terminates due to a Termination for Cause or Mr. Hepfinger terminates employment other than for "Good Reason," Disability, retirement under the Company's established policies, or death, then Accrued Obligations and vested benefits as of the date of termination will be payable to Mr. Hepfinger in full. No other payments will be made to Mr. Hepfinger, except for benefits that have already become vested under the terms of the Company's employee benefit programs. For these purposes, a termination by Mr. Hepfinger for "Good Reason" means a termination by notice given at any time due to (a) any reduction without his consent in Mr. Hepfinger's salary below $836,000 per annum or (b) failure of the Company or its successor to fulfill its obligations under the Employment Agreement in any material respect.

The Employment Agreement also provides that Mr. Hepfinger may not disclose or use any confidential information of the Company during or after the Term of the Employment Agreement. During his employment with the Company and for a period of four years following his termination of employment for any reason, Mr. Hepfinger is also precluded from engaging or assisting in any business which is in competition with the Company and from soliciting any Company employee, consultant, vendor or supplier.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, effective March 1, 2013, by and between Weis Markets, Inc. and David J. Hepfinger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)

Dated: March 13, 2013

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Employment Agreement, effective March 1, 2013, by and between Weis Markets, Inc. and David J. Hepfinger.	Filed herewith.